4M CARBON FIBER CORP.

BOARD MEMBER CONTRACT

1.

As a member of the Board of Directors of 4M Carbon Fiber Corp., a Delaware corporation (the “Company”), I, Paresh Chari, hereby acknowledge that I have a legal and fiduciary responsibility to ensure that the Company does the best work possible in pursuit of its goals and in the interests of the Company’s stockholders. I support the purpose and mission of the Company and pledge my commitment to assist in carrying out its work.

2.

As a board member, I will consistently act responsibly and prudently. I understand my duties to include:

(a)

Legal, fiscal and fiduciary responsibility, along with my fellow board members, for the well-being of this Company and its stockholders. As such, it is my responsibility to:

(i)

Be familiar with our budget and take an active part in the budget planning process.

(ii)

Know and approve all policies and programs and oversee their implementation.

(iii)

Take responsibility for making decisions on Company issues and board matters.

(iv)

Interpret the Company’s work and values to the community, represent the Company and serve as a spokesperson.

(v)

Keep up-to-date on the business of the Company.

(vi)

Recuse myself from discussions, decisions and votes where I may have a conflict of interest.

3.

Attendance at board meetings is mandatory. Should I be unable to attend a meeting, I will, if needed, be available for telephone consultation.

4.

Working in good faith with my fellow board members and staff toward the achievement of the Company’s goals. Should I fail to fulfill these commitments to the Company, I understand that the Board Chairman will call upon me to discuss my responsibilities. Should there come a time where I am no longer able to fulfill my obligations to the Company, it will be my responsibility to resign my position as a member of the Board of Directors.

5.

As a board member, I understand that the Company will be responsible to me in the following ways:

(a)

I will be sent, without request, quarterly financial reports and an update of Company all activities that allow me to meet the “prudent person” standards of the law. Further, I expect that I will have information about programs and policies, goals and objectives as appropriate.

(b)

Opportunities will be provided for me to discuss with the Chairman and the Officers of Company, the Company’s programs, goals, activities and status.

6.

It is expected that board members and the Chairman will respond in a straightforward fashion to questions that I feel are necessary to carry out my fiscal, legal and fiduciary responsibilities to the Company.

7.

Board members and the Chairman will work in good faith with me towards achievement of our goals.

8.

If the Company does not fulfill its commitments to me, I may call upon the Chairman to discuss the Company’s responsibilities to me.

9.

The Company will carry directors’ and officers’ liability insurance.

10.

My compensation for service as a Board Member is set forth on Schedule A attached hereto, plus the reimbursement for travel and customary expenses in connection with providing such services pursuant to the policies of the Company.

11.

Tag-Along Rights.  The Director shall have the Tag-Along Rights set forth in this Section 11.

(a)

Definitions:  Capitalized terms used herein shall have the meanings set forth in this Section 11(a).

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Control”, including the terms “controlled by” and “under common control with”, means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

“Independent Third Party” means, with respect to any Stockholder, any Person who is not an Affiliate of such Stockholder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Pro Rata Portion” means, with respect to the number of shares of Common Stock to be sold by each Stockholder pursuant to Section 11(d)(i), the number of shares of Common Stock equal to the product of (x) the total number of shares of Common Stock the Proposed Transferee proposes to purchase and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock then held by such Stockholder and (B) the denominator of which is equal to the number of shares then held by all of the Stockholders (including, for the avoidance of doubt, the Selling Stockholder).

Director Initials: ___________

Company Initials: ___________

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time.

“Stockholder” means a holder of the Common Stock of the Company, including its assignees or designees.

(b)

Participation. If at any time, one or more Stockholders of the Company who (together with their Affiliates holds no less than 51% of the outstanding Common Stock of the Company (the “Selling Stockholders”) proposes to sell any shares of their Common Stock to an Independent Third Party (the “Proposed Transferee”), the Director shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 11.

(c)

Sale Notice. Prior to the consummation of the sale described in Section 11(b), the Company shall deliver to the Director (a “Sale Notice”) of the proposed sale subject to this Section 11 no more than 10 Business Days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to the Tag-along Sale and, in any event, no later than 20 days prior to the closing date of the Tag-along Sale. The Tag-along Notice shall make reference to the Director’s rights hereunder and shall describe in reasonable detail:

(i)

the number of shares of Common Stock to be sold by the Selling Stockholders;

(ii)

the name(s) of the Proposed Transferee(s);

(iii)

the per share purchase price and the other material terms and conditions of the sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof;

(iv)

the proposed date, time and location of the closing of the sale; and

(v)

a copy of any form of agreement proposed to be executed in connection therewith.

(d)

Shares to be Sold.

(i)

The Director shall exercise its right to participate in a sale of Common Stock by the Selling Stockholders subject to this Section 11 by delivering to the Company a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of shares of Common Stock to be sold by it no later than five days after receipt of the Sale Notice (the “Tag-along Period”). The offer of the Director set forth in a Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, the Director shall be bound and obligated to sell in the proposed sale on the terms and conditions set forth in this Section 11. The Director shall have the right to sell in a sale subject to this Section 11 the number of shares of Common Stock equal to the product obtained by multiplying (x) the number of shares of Common Stock held by the Director by (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock the Selling Stockholders propose to sell or transfer to the Proposed Transferee(s) and (B) denominator of which is equal to the number of shares of Common Stock then owned by such Selling Stockholders.

Director Initials: ___________

Company Initials: ___________

(ii)

The Company shall use its commercially reasonable efforts to include in the proposed sale to the Proposed Transferee all of the shares of Common Stock that the Director has requested to have included pursuant to the Tag-along Notice, it being understood that the Proposed Transferee(s) shall not be required to purchase shares of Common Stock in excess of the number set forth in the Sale Notice. In the event the Proposed Transferee(s) elect(s) to purchase less than all of the shares of Common Stock sought to be sold by the Director, the number of shares to be sold to the Proposed Transferee(s) by the Selling Stockholders and the Director shall be reduced so that each such Stockholder is entitled to sell its Pro Rata Portion of the number of shares of Common Stock the Proposed Transferee(s) elect(s) to purchase (which in no event may be less than the number of shares of Common Stock set forth in the Sale Notice).

(iii)

If the Director does not deliver a Tag-along Notice in compliance with clause (i) above, the Director shall be deemed to have waived all of his rights to participate in such sale, and the Selling Stockholders shall (subject to the rights of any other participating Stockholders) thereafter be free to sell to the Proposed Transferee(s) their shares of Common Stock at a per share price that is no greater than the per share price set forth in the Sale Notice and on other same terms and conditions which are not materially more favorable to the Selling Stockholders than those set forth in the Sale Notice, without any further obligation to the Director.

(e)

Consideration. Each Stockholder participating in a sale pursuant to this Section 11 shall receive the same consideration per share after deduction of such Stockholder’s proportionate share of the related expenses in accordance with Section 11(e) below.

(f)

Conditions of Sale. The Director shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholders make or provide in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholders, the Director shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to himself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Stockholders and the Director severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties that do not relate to the Director shall be in an amount not to exceed the aggregate proceeds received by the Director  in connection with any sale consummated pursuant to this Section 11.

(g)

Expenses. The fees and expenses of the Selling Stockholders incurred in connection with a sale under this Section 11 and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of the Selling Stockholders for their sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Company or the Proposed Transferee(s), shall be shared by all the Stockholders on a pro rata basis, based on the consideration received by each Stockholder; provided, that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 11.

Director Initials: ___________

Company Initials: ___________

(h)

Cooperation. The Director shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Stockholders.

(i)

Deadline for Completion of Sale. The Selling Stockholders shall have 90 days following the expiration of the Tag-along Period in which to sell the shares of Common Stock described in the Sale Notice, on terms not more favorable to the Selling Stockholder than those set forth in the Sale Notice (which such 90-day period may be extended for a reasonable time not to exceed 120 days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Selling Stockholders have not completed such sale, the Selling Stockholders may not then effect a sale of Common Stock subject to this Section 11 without again fully complying with the provisions of this Section 11.

(j)

Excepted Sales. This Section 11 shall not apply to:

(i)

sales to any employee of the Company; or

(ii)

sales in a distribution to the public (whether pursuant to a registered public offering, Rule 144 or otherwise).

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Director Initials: ___________

Company Initials: ___________

IN WITNESS WHEREOF, the undersigned have executed this Board Member Contract as of the dates written below.

/s/ Rodney Grubb

Name:

Rodney Grubb

Title:

Chairman

Date:

March 28, 2018

/s/ Paresh Chari

Name:

Paresh Chari

Title:

Director

Date:

March 28, 2018

Director Initials: ___________

Company Initials: ___________